Exhibit 99.2
Pro Forma Condensed Combined Financial Statements
(unaudited)

On March 1, 2026, Virtus Investment Partners, Inc. (the "Company" or "Virtus"), through its wholly owned subsidiary, Virtus Private Markets Holdings, LLC, completed the acquisition of 56% of the equity of Keystone National Group, LLC ("Keystone"), an investment manager specializing in asset-centric private credit (the "Acquisition"). The Acquisition expands the Company's offerings into private markets with the addition of a differentiated asset-backed lending capability. The total purchase price was $308.2 million: $198.8 million cash paid at closing, and $109.4 million in contingent consideration recorded at fair value. The contingent consideration consists of $88.1 million in deferred cash consideration at fair value, which represents payments of $65.0 million and $30.0 million to be paid on the first and second anniversary of the Acquisition, and $21.3 million in contingent consideration at fair value, which represents a maximum of $75.0 million in potential earn-out payments based on pre-established performance metrics related to revenue retention and revenue growth rates.

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 combine the historical consolidated statements of operations of the Company and Keystone for those periods, and give effect to the Acquisition as if it had been consummated on January 1, 2025, the beginning of the full-year period presented. The following Unaudited Pro Forma Condensed Combined Balance Sheet combines the consolidated balance sheets of Virtus and Keystone, give effect to the Acquisition as if it had been consummated on December 31, 2025. Virtus and Keystone have the same fiscal year ends and, as such, no adjustments are necessary to align the reporting periods.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, with the Company considered as the accounting acquirer and Keystone as the accounting acquiree. Accordingly, consideration paid by the Company to complete the Acquisition has been allocated to identifiable assets and liabilities of Keystone based on their estimated fair values as of the closing date of the Acquisition.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial information (the "pro forma adjustments") are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results following the Acquisition. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition occurred on the date indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined company following the Acquisition.

These Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with:

•The unaudited condensed consolidated financial statements of the Company as of and for the three-month period ended March 31, 2026, as contained in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") on May 8, 2026.

•The audited consolidated financial statements of the Company as of and for the year ended December 31, 2025, as contained in its Annual Report on Form 10-K filed with the SEC on February 27, 2026.

•The audited financial statements of Keystone for the year ended December 31, 2025, filed as exhibit 99.1 to this Current Report on Form 8-K.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities, including any benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition.

Virtus Investment Partners, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2025

	Historical
($ in thousands)	Virtus	Keystone	Acquisition Adjustments (1)	Notes	Pro Forma Combined
Assets:
Cash and cash equivalents	$386,483	$501	$(148,769)	(a)	$238,215
Investments	157,480	—	—		157,480
Accounts receivable, net	102,733	4,677	—		107,410
Assets of consolidated investment products ("CIP")					—
Cash and cash equivalents of CIP	90,686	—	—		90,686
Cash pledged on deposit of CIP	1,017	—	—		1,017
Investments of CIP	2,633,352	—	—		2,633,352
Other assets of CIP	40,620	—	—		40,620
Furniture, equipment and leasehold improvements, net	21,891	—	—		21,891
Intangible assets, net	327,409	—	307,000	(b)	634,409
Goodwill	397,098	—	246,019	(c)	643,117
Deferred taxes, net	18,578	—	—		18,578
Operating lease right-of-use assets	75,166	2,241	(84)	(d)	77,323
Other assets	38,687	2,437	(1,900)	(e)	39,224
Total assets	$4,291,200	$9,856	$402,266		$4,703,322
Liabilities and Equity
Liabilities:
Accrued compensation and benefits	$182,808	$—	$—		$182,808
Accounts payable and accrued liabilities	54,520	584	7,813	(f)	62,917
Contingent consideration	39,108	—	109,420	(g)	148,528
Debt	389,957	—	50,000	(h)	439,957
Operating lease liabilities	93,225	2,257	(100)	(d)	95,382
Investment manager noncontrolling interests liability	14,937		137,584	(i)	152,521
Other liabilities	20,821	—	—		20,821
Liabilities of CIP
Notes payable of CIP	2,359,828	—	—		2,359,828
Securities purchased payable and other liabilities of CIP	98,217	—	—		98,217
Total liabilities	$3,253,421	2,841	304,717		3,560,979
Commitments and Contingencies
Redeemable noncontrolling interests	$102,934	—	104,564	(i)	207,498
Equity:
Equity attributable to Virtus Investment Partners, Inc:
Common stock	123	—	—		123
Members' equity		7,015	(7,015)	(j)	—
Additional paid-in capital	1,342,153	—	—		1,342,153
Retained earnings (accumulated deficit)	340,898	—	—		340,898
Accumulated other comprehensive income (loss)	462	—	—		462
Treasury stock	(749,593)	—	—		(749,593)
Total equity attributable to stockholders	934,043	7,015	(7,015)		934,043
Noncontrolling interests	802	—	—		802
Total equity	934,845	7,015	(7,015)		934,845
Total liabilities and equity	$4,291,200	$9,856	$402,266		$4,703,322
(1)    See Note 5 to the Unaudited Pro Forma Condensed Combined Financial Statements

Virtus Investment Partners, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Three Months Ended March 31, 2026

	Historical
($ in thousands, except per share data)	Virtus	Keystone	Acquisition Adjustments (1)	Notes	Pro-Forma Combined
Revenues
Investment management fees	$169,133	$10,461	$—		$179,594
Administration and shareholder service fees	17,311	—	—		17,311
Distribution and service fees	11,633	—	—		11,633
Other income and fees	1,458	—	—		1,458
Total revenues	199,535	10,461	—		209,996
Operating Expenses
Employment expenses	105,213	2,942	1,575	(k)	109,730
Distribution and other asset-based expenses	20,534	128	—		20,662
Other operating expenses	36,203	444	—		36,647
Other operating expenses of consolidated investment products ("CIP")	2,015	—	—		2,015
Change in fair value of contingent consideration	409	—	845	(g)	1,254
Restructuring expense	2,871	—	—		2,871
Depreciation expense	1,667	—	—		1,667
Amortization expense	15,175	—	4,631	(b)	19,806
Total operating expenses	184,087	3,514	7,051		194,652
Operating Income (Loss)	15,448	6,947	(7,051)		15,344
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	845	—	—		845
Realized and unrealized gain (loss) of CIP, net	(14,344)	—	—		(14,344)
Other income (expense), net	623	—	(1,291)	(i)	(668)
Total other income (expense), net	(12,876)	—	(1,291)		(14,167)
Interest Income (Expense)
Interest expense	(6,765)	—	(480)	(h)	(7,245)
Interest and dividend income	2,947	14	(853)	(l)	2,108
Interest and dividend income of investments of CIP	48,631	—	—		48,631
Interest expense of CIP	(34,082)	—	—		(34,082)
Total interest income (expense), net	10,731	14	(1,333)		9,412
Income (Loss) Before Income Taxes	13,303	6,961	(9,675)		10,589
Income tax expense (benefit)	7,152	—	(823)	(m)	6,329
Net Income (Loss)	6,151	6,961	(8,852)		4,260
Noncontrolling interests	974	—	(590)	(i)	384
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$7,125	$6,961	$(9,442)		$4,644
Earnings (Loss) per Share-Basic	$1.07				$0.69
Earnings (Loss) per Share-Diluted	$1.05				$0.68
Weighted Average Shares Outstanding-Basic	6,690				6,690
Weighted Average Shares Outstanding-Diluted	6,806				6,806
(1)    See Note 5 to the Unaudited Pro Forma Condensed Combined Financial Statements

Virtus Investment Partners, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2025

	Historical
($ in thousands, except per share data)	Virtus	Keystone	Reclassifications (1)	Notes	Acquisition Adjustments (2)	Notes	Pro-Forma Combined
Revenues
Investment management fees	$725,039	$60,915	$—		$—		$785,954
Administration and shareholder service fees	73,275	—	—		—		73,275
Distribution and service fees	49,579	—	—		—		49,579
Other income and fees	4,972	—	—		—		4,972
Total revenues	852,865	60,915	—		—		913,780
Operating Expenses
Employment expenses	400,720	15,487	—		9,965	(k)	426,172
Distribution and other asset-based expenses	89,047	627	—		—		89,674
Other operating expenses	130,358	2,569	—		—		132,927
Other operating expenses of consolidated investment products ("CIP")	5,812	—	—		—		5,812
Change in fair value of contingent consideration	(2,214)	—	—		5,197	(g)	2,983
Restructuring expense	693	—	—		—		693
Depreciation expense	7,992	—	—		—		7,992
Amortization expense	51,777	—	—		29,291	(b)	81,068
Total operating expenses	684,185	18,683	—		44,453		747,321
Operating Income (Loss)	168,680	42,232	—		(44,453)		166,459
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	5,823	—	—		—		5,823
Realized and unrealized gain (loss) of CIP, net	(28,103)	—	—		—		(28,103)
Other income (expense), net	3,473	571	(111)	(1)	(8,262)	(i)	(4,329)
Total other income (expense), net	(18,807)	571	(111)		(8,262)		(26,609)
Interest Income (Expense)
Interest expense	(21,471)	—	—		(2,882)	(h)	(24,353)
Interest and dividend income	12,303	—	111	(1)	(6,020)	(l)	6,394
Interest and dividend income of investments of CIP	187,452	—	—		—		187,452
Interest expense of CIP	(140,908)	—	—		—		(140,908)
Total interest income (expense), net	37,376	—	111		(8,902)		28,585
Income (Loss) Before Income Taxes	187,249	42,803	—		(61,617)		168,435
Income tax expense (benefit)	51,261	1,900	—		(8,546)	(m)	44,615
Net Income (Loss)	135,988	40,903	—		(53,071)		123,820
Noncontrolling interests	2,408	—	—		(7,875)	(i)	(5,467)
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$138,396	$40,903	$—		$(60,946)		$118,353
Earnings (Loss) per Share-Basic	$20.27						$17.33
Earnings (Loss) per Share-Diluted	$19.97						$17.08
Weighted Average Shares Outstanding-Basic	6,829						6,829
Weighted Average Shares Outstanding-Diluted	6,929						6,929
(1)    See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements
(2)    See Note 5 to the Unaudited Pro Forma Condensed Combined Financial Statements

Virtus Investment Partners, Inc.
Notes To Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1 - Description of the Acquisition

On March 1, 2026, Virtus Investment Partners, Inc. (the "Company" or "Virtus"), through its wholly owned subsidiary, Virtus Private Markets Holdings, LLC, completed the acquisition of 56% of the equity of Keystone National Group, LLC ("Keystone"), an investment manager specializing in asset-centric private credit (the "Acquisition"). The total purchase price of the Acquisition was $308.2 million, comprising $198.8 million paid in cash and $109.4 million in contingent consideration recorded at fair value. The contingent consideration consists of $88.1 million in deferred cash consideration recorded at fair value, which represents payments of $65.0 million and $30.0 million to be paid on the first and second anniversaries of the Acquisition, respectively, and $21.3 million in contingent consideration recorded at fair value, which represents future potential earn-out payments based on pre-established performance metrics related to revenue retention and revenue growth rates. The Company accounted for the Acquisition in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"). Accordingly, the purchase price was allocated to the assets acquired, liabilities assumed, and noncontrolling interests based upon their estimated fair values at the date of the Acquisition, as well as definite-lived intangible assets and goodwill of $307.0 and $243.7 million, respectively. The final fair value of the net assets acquired may result in adjustments to certain assets and liabilities, including goodwill.

Note 2 - Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements are prepared in accordance with Article 11 of the Securities and Exchange Commission Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the operating results of the combined company. The historical information of the Company and Keystone is presented in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"), except that it does not contain all of the footnote disclosures normally required by U.S. GAAP.

The Unaudited Pro Forma Condensed Combined Financial Statements are based on the Company’s historical consolidated financial statements and the historical financial statements of Keystone as adjusted to give effect to the Acquisition. The Unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 2025 gives effect to the Acquisition as if it had been consummated on that day. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, give effect to the Acquisition as if it had been consummated on January 1, 2025.

The transaction accounting adjustments for the Acquisition consist of those necessary to account for the Acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the acquisition method of accounting, which is based on ASC 805, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. As the acquirer for accounting purposes, the Company has estimated the fair value of the assets acquired and liabilities assumed. The Unaudited Pro Forma Condensed Combined Financial Statements have been presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations that would have been achieved had the Acquisition occurred on the dates indicated. Further, they do not purport to project the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

These Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with (i) the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements; (ii) the Company’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026; (iii) the Company’s separate historical audited consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025; (iv) Keystone's separate historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2025, included in this Current Report on Form 8-K as Exhibit 99.1.

Note 3 - Reclassifications and Conforming Accounting Policies

The Unaudited Pro Forma Condensed Combined Statements of Operations reflect the following reclassification in order to conform the presentation of Keystone’s financial results to that of the Company:

(1)An adjustment to conform the presentation of interest income related to cash and cash equivalents from Other income (expense), net to Virtus' classification as Interest and dividend income.

At this time, the Company is not aware of any additional differences that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Statements.

Note 4 - Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition.

The Company, with the assistance of a third party valuation firm, has performed a preliminary valuation analysis of the fair market value of Keystone’s tangible and intangible assets and liabilities.

The table below represents a preliminary allocation of the total purchase price to Keystone’s tangible and intangible assets and liabilities as of December 31, 2025 based on the Company's preliminary estimate of their respective fair values (in thousands):

Assets acquired	$7,872
Identified intangible assets	307,000
Goodwill	246,019
Liabilities assumed	(10,554)
Redeemable noncontrolling interests	(104,564)
Investment manager noncontrolling interests liability	(137,584)
Total consideration	$308,189

This preliminary purchase price allocation has been used to prepare pro forma adjustments in these Unaudited Pro Forma Condensed Combined Financial Statements. Any changes to the initial estimates of the fair value of assets and liabilities that are made within the measurement period, which will not exceed one year, will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 5 - Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges that will arise in subsequent periods related to the Acquisition. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments:
(a) Cash
Represents adjustments to cash to reflect cash receipts and payments related to the Acquisition, as follows (in thousands):

Receipts:
Proceeds from borrowings on existing credit facility	$50,000
Payments:
Cash consideration for acquisition	(198,769)
Net pro forma adjustments to cash and cash equivalents	$(148,769)

(b) Intangible Assets and Amortization Expense
The preliminary valuation analysis identified intangible assets consisting of investment contracts and trade names. The fair value of acquired investment contracts, which was determined using the multi-period excess earnings method, was estimated at $292.0 million. The fair value of the acquired trademarks/trade names, which was determined using the relief from royalties method, was estimated at $15.0 million. The calculation of these fair values is preliminary and subject to change.

The following table summarizes the estimated fair values of Keystone’s identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization (in thousands):

	Estimated Fair Value	Estimated Useful Life in Years	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Investment management agreements	$292,000	1 - 11	$4,381	$27,791
Trade name	15,000	10	250	1,500
Total	$307,000		$4,631	$29,291

(c) Goodwill
Reflects an adjustment to record the estimated goodwill associated with the Acquisition of $246.0 million as shown in Note 4.

(d) Leases
Adjustment to existing Keystone operating leases to reflect impact of applying ASC 805 as a result of the Acquisition.

(e) Other Assets
Adjustment to other assets acquired to reflect impact of applying ASC 805 as a result of the Acquisition to certain employee notes.

(f) Accounts Payable and Accrued Liabilities
Reflects a liability for pre-closing Keystone equity distributions to be paid as part of the assets and liabilities assumed in accordance with the equity purchase agreement between Virtus and Keystone dated December 5, 2025 (the "Equity Purchase Agreement").

(g) Contingent Consideration
Represents an adjustment to reflect the $109.4 million in contingent consideration recorded at fair value. The contingent consideration consists of $88.1 million in deferred cash consideration recorded at fair value, which represents payments of $65.0 million and $30.0 million to be paid on the first and second anniversaries of the Acquisition, respectively, and $21.3 million in contingent consideration recorded at fair value, which represents a maximum of $75.0 million in potential earn-out payments based on pre-established performance metrics related to revenue retention and revenue growth rates. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2026 and the year ended December 31, 2025 reflect the estimated fair value adjustments for each of the respective periods, primarily consisting of accretion from the passage of time.

(h) Debt and Interest Expense
In conjunction with the closing of the Acquisition, the Company borrowed $50.0 million under its existing credit facility to provide proceeds to complete the Acquisition, which is reflected as an adjustment to the Unaudited Pro Forma Condensed Combined Balance Sheet. The Unaudited Pro Forma Condensed Combined Statements of Operations reflect an adjustment to interest expense associated with the additional borrowing of $50.0 million, using an estimated borrowing rate of 5.9%, resulting in additional estimated interest expense of $0.5 million and $2.9 million for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively.

(i) Investment manager noncontrolling interests liability and redeemable noncontrolling interests
Represents the noncontrolling interests of Keystone consisting of equity units subject to holder put rights and Company call rights and conditional and unconditional redemption provisions depending on unit class. Noncontrolling interests with unconditional redemption provisions are classified as a liability while noncontrolling interests with conditional redemption provisions are classified as redeemable noncontrolling interests (see Note 4 to the Unaudited Pro Forma Condensed Combined Financial Statements).

This investment manager noncontrolling interests liability is recorded at the greater of the estimated redemption value or the initial fair value, with any changes recorded on the Condensed Consolidated Statements of Operations within Total other income (expense), net, along with any distributions earned and paid. Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and the year ended December 31, 2025 reflect estimated distributions for each period.

Redeemable noncontrolling interests are subsequently recorded at estimated redemption value within redeemable noncontrolling interests on the Company's Condensed Consolidated Balance Sheets, and any changes in the estimated redemption value are recorded on the Condensed Consolidated Statements of Operations within noncontrolling interests, as reflected in the following activity for the three months ended March 31, 2026 and the year ended December 31, 2025 (in thousands):

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Balances, beginning of period	$107,730	$104,564
Net income (loss) and changes in redemption value	590	7,875
Distributions	(1,570)	(4,709)
Balances, end of period	$106,750	$107,730

(j) Stockholders' Equity
Represents the elimination of the equity balances of Keystone.

(k) Employment Expenses
To align annual incentive plans with that of the Company, the Keystone annual incentive plan was modified upon acquisition to align with the incentive plan outlined in the Equity Purchase Agreement. The impact of the modification to the annual incentive plan on the Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2026 and the year ended December 31, 2025 was estimated at $1.6 million and $10.0 million, respectively.

(l) Interest and dividend income
Represents the estimated reduction in interest and dividend income resulting from lower average cash balances due to the cash consideration paid to complete the Acquisition.

(m) Income Taxes
Prior to the Acquisition, Keystone was not required to provide for income taxes as it was treated as a pass-through entity for U.S. federal and state income tax purposes. Federal and state income taxes were assessed at the owner level and each owner was liable for its own tax payments.

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects an adjustment of $0.8 million and $8.5 million to income tax expense from continuing operations for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively, based on a statutory tax rate of 24.9%, as the Company will be subject to federal and state income taxes through its ownership of Keystone.